UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 8, 2022

Date of Report (Date of earliest event reported)

ABRI SPAC 2, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41393	87-1757836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Main Street $1009 Newark, DE	19711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(424) 732-1021

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Redeemable Warrant, and one Right	ASPPU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	ASPP	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $11.50 per share	ASPPW	The Nasdaq Stock Market LLC
Rights, each right to receive one-tenth of one share of common stock upon the consummation of an initial business combination	ASPPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 2, 2022, the board of directors (the “Board”) of Abri SPAC 2, Inc. (“we,” “us” or the “Company”) appointed Frazier & Deeter, LLC (“Frazier”) as the Company’s new independent registered accounting firm. During the period from July 19, 2021 (inception) through December 31, 2021, and the subsequent interim period for the three months ending March 31, 2022, prior to the engagement of Frazier, neither the Company nor anyone acting on the Company’s behalf consulted Frazier with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2022

ABRI SPAC 2, INC.

By:	/s/ Jeffrey Tirman
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

2